EXHIBIT 99.2

LOAN AGREEMENT

THIS AGREEMENT dated the 20th day of April, 2003.

BETWEEN:

                MAYFAIR MINING & MINERALS, INC., a company duly
                incorporated under the laws of the State of Nevada and having its registered office at 4745 Caughlin Parkway, Suite 200, Reno,
                Nevada, USA.

                (hereinafter called the "Company")

                                                          OF THE FIRST PART
AND:

                Clive de LARRABEITI, of South Lodge, Paxhill Park, Lindfield,
                West Sussex, UK

                (hereinafter called "de Larrabeiti")

                                                                                                             OF THE SECOND PART
                (collectively referred to as the "Parties")

WHEREAS:

A.    de Larrabeiti is a founder of the Company, and a director and the president of the Company.

B.    The Company is filing a registered statement in the form of SB-2 with the U.S. Securities Exchange Commission ("SEC") to raise a minimum of $40,000 and a maximum of $150,000 for its mining project located in British Columbia, Canada.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of $1.00 paid to each other, the adequacy and sufficiency is recognized herewith by each party, the Parties agree as follows:

1.    de Larrabeiti will provide loans to the Company to satisfy the Company's current cash requirement up to $45,000 including the offering expenses incurred before the completion of the public offering under the registration statement filed by the Company in the form SB-2.

2.    Such loans provided by de Larrabeiti will be interest free loans and de Larrabeiti agrees not to demand the repayment of such loans from the proceeds of the offering under this registration statement referred to in Sections 1 except for the amounts/loans used for the offering expenses incurred prior to the completion of the offering.

3.    The Company agrees to repay such loans to de Larrabeiti when it conducts a second public offering, a private placement or when the Company generates revenue from its business.

This Agreement shall enure to the benefit of and be binding by the Parties and each of his or its executors and administrators, successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this agreement the day and year first above written.

MAYFAIR MINING & MINERALS, INC.

______________________________
Michael H. Smith, Director

Clive de Larrabeiti in the presence of:

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Witness Name - Signature

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Witness Name - Print                                        ________________________________
________________________________                         CLIVE de LARRABEITI

Address
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City, Province

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Occupation